UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                   December 2, 2004

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.  On December 2, 2004, the Registrant adopted a first amendment to the Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan (the “Plan”) because of a potential conflict in a Plan provision with the American Jobs Creation Act of 2004.  The Plan currently provides for benefits to be distributed to participants within a reasonable time after termination of the Plan.  The first amendment changes this, so that upon termination of the Plan, benefits continue to be distributed in accordance with the Plan’s terms and any applicable individual deferred compensation agreements (and not earlier).

A copy of the first amendment is attached hereto as Exhibit 10.1 and it is incorporated herein by reference.

2.  The Zenith National Insurance Corp. 2004 Restricted Stock Plan (the “Restricted Stock Plan”) was approved by the Registrant’s stockholders at its Annual Stockholders’ Meeting on May 26, 2004.  The Restricted Stock Plan enables the Registrant to grant awards of restricted to stock to its employees.  Restricted stock is the common stock, par value $1 per share, of the Registrant that cannot be sold or transferred for specified periods of time.  The shares of stock available for issuance under the Restricted Stock Plan have been registered under the Securities Act of 1933 on Form S-8.

Awards of restricted stock are made pursuant to agreements between the Registrant and recipients.  The form of agreement, which is attached hereto as Exhibit 10.2 and hereby incorporated herein by reference, is executed between the Registrant and recipients.

On December 2, 2004, the Registrant made four individual awards of restricted stock under the Restricted Stock Plan to the following named executive officers, at which time each of them executed the form of agreement attached hereto as Exhibit 10.2 with the Registrant:

a.  5,000 shares of restricted stock to Jack D. Miller, who serves as Executive Vice President of the Registrant and President of the Registrant’s principal wholly-owned subsidiary, Zenith Insurance Company;

b.  5,000 shares of restricted stock to Robert E. Meyer, who serves as Senior Vice President of the Registrant and Senior Vice President and Chief Actuary of the Registrant’s principal wholly-owned subsidiary, Zenith Insurance Company;

c.  5,000 shares of restricted stock to William J. Owen, who serves as Senior Vice President, Treasurer and Chief Financial Officer of the Registrant and of the Registrant’s principal wholly-owned subsidiary, Zenith Insurance Company; and

d.  2,000 shares of restricted stock to John J. Tickner, who serves as Senior Vice President and Secretary of the Registrant and Senior Vice President, General

Counsel, and Secretary of the Registrant’s principal wholly-owned subsidiary, Zenith Insurance Company.

Under the terms of the awards, which are identical for each of the foregoing named executive officers, the recipient cannot sell or otherwise transfer any of the restricted stock for two years after the award date, at which time the restrictions prohibiting such sales or transfers are lifted on half of the stock; at four years the restrictions are lifted on the balance.  While restrictions are in place, the recipient will receive any regular quarterly cash dividends on the restricted stock and may vote the shares.  During the time the stock is restricted, it is considered “unvested” and subject to forfeiture upon termination of the recipient’s employment.  Additionally, the restrictions shall lapse upon the death of the holder or his termination of employment due to disability.  Further, upon a change in control of the Registrant, the restrictions shall lapse if the awards of restricted stock are not assumed or substituted with an equivalent award.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

The following exhibits are filed as part of this report:

Number	Exhibit
10.1	First Amendment to Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan
10.2	Zenith National Insurance Corp. 2004 Restricted Stock Plan, Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	December 3, 2004	By:	/s/ William J. Owen
			Name:	William J. Owen
			Title:	Senior Vice President and Chief Financial Officer

Index to Exhibits

Number	Exhibit
10.1	First Amendment to Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan
10.2	Zenith National Insurance Corp. 2004 Restricted Stock Plan, Form of Restricted Stock Award Agreement